AMENDMENT NO. 16

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment effective as of April 30, 2020, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desires to remove Invesco V.I. Mid Cap Growth Fund; NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco V.I. American Franchise Fund	Invesco V.I. Managed Volatility Fund
Invesco V.I. American Value Fund	Invesco V.I. Mid Cap Core Equity Fund
Invesco V.I. Balanced-Risk Allocation Fund	Invesco Oppenheimer V.I. Capital Appreciation Fund
Invesco V.I. Comstock Fund	Invesco Oppenheimer V.I. Conservative Balanced Fund
Invesco V.I. Core Equity Fund	Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund
Invesco V.I. Core Plus Bond Fund	Invesco Oppenheimer V.I. Global Fund
Invesco V.I. Diversified Dividend Fund	Invesco Oppenheimer V.I. Global Strategic Income Fund
Invesco V.I. Equally-Weighted S&P 500 Fund	Invesco Oppenheimer V.I. Government Money Fund
Invesco V.I. Equity and Income Fund	Invesco Oppenheimer V.I. International Growth Fund
Invesco V.I. Global Core Equity Fund	Invesco Oppenheimer V.I. Main Street Fund®
Invesco V.I. Global Real Estate Fund	Invesco Oppenheimer V.I. Main Street Small Cap Fund®
Invesco V.I. Government Money Market Fund	Invesco Oppenheimer V.I. Total Return Bond Fund
Invesco V.I. Government Securities Fund	Invesco V.I. S&P 500 Index Fund
Invesco V.I. Growth and Income Fund	Invesco V.I. Small Cap Equity Fund
Invesco V.I. Health Care Fund	Invesco V.I. Technology Fund
Invesco V.I. High Yield Fund	Invesco V.I. Value Opportunities Fund”
Invesco V.I. International Growth Fund

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani
Name:	Harsh Damani
Title:	CFO, Funds

INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Bernhard Langer /s/ Alexander Taft
Name:	Bernhard Langer Alexander Taft
Title:	DIRECTOR

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Colin Fitzgerald
Name:	Colin Fitzgerald
Title:	DIRECTOR

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Lee Siu Mei /s/ Pang Sin Chu
Name:	Lee Siu Mei Pang Sin Chu
Title:	Authorized Signatories

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name:	Stephen Swanson
Title:	Secretary and General Counsel

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